QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE OHIO ART COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE OHIO ART COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        TO BE HELD JUNE 3, 2003

Bryan, Ohio
May 5, 2003

To the Shareholders of
    The Ohio Art Company

        NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of THE OHIO ART COMPANY will be held at the Summit Club, 110 W. Berry Street, Fort Wayne, Indiana, on June 3, 2003 at 10:00 AM local time for the following purposes:

  1.
  To elect four directors to serve for a term of two years.

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 25, 2003 are entitled to notice of and to vote at the meeting.

William C. Killgallon Chairman of the Board

IMPORTANT

        WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING; THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE U.S.

The Ohio Art Company
One Toy Street
Bryan, OH 43506

PROXY STATEMENT

Annual Meeting of Shareholders, June 3, 2003

        The accompanying proxy is solicited on behalf of the Board of Directors for use at the annual meeting of shareholders to be held on June 3, 2003. The proxy and this proxy statement are being mailed to shareholders on or about May 5, 2003. The expense of this solicitation is to be borne by the Company, and the Company may also reimburse persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending proxies and proxy material to their principals.

        Unless authority is withheld, proxies in the accompanying form which are properly executed and duly returned to the Company will be voted at the meeting. Each proxy granted is revocable and may be revoked either by executing a later dated proxy or by giving notice to the Company in writing or at the meeting before any vote is taken.

        As of April 25, 2003, the record date, the Company had outstanding and entitled to vote at the meeting or at any adjournments thereof 886,784 shares of Common Stock. Each shareholder of record on the record date is entitled to one vote for each share held.

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

        The Board of Directors of the Company is divided into two classes, with one class being elected each year for a two-year term. The Company's Code of Regulations provides that the Board of Directors shall consist of seven directors or such other number as may be fixed at a meeting of shareholders. Shareholders are being asked to elect four directors to serve for a term of two years or until their respective successors are elected and qualified. Proxies given to the Board of Directors will be voted in accordance with the direction of the shareholders. It is expected that shares held by the Killgallon Family (as defined below) will be voted to elect the four nominees set forth in the following tabulation. Directors will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote at the meeting.

        If any nominee named herein shall be unable to serve, the proxies will be voted for a substitute nominee and for the other nominees. The Company has no reason to believe that any listed nominee will be unable to serve.

Name and Age	Position with the Company or Other Principal Occupation and Other Directorships	Director Since
NOMINEES TO SERVE UNTIL 2005
Martin L. Killgallon II (55)	President since June 1989.	1981
Frank L. Gallucci (78)	Attorney; Chairman and Managing Director Devonshire Limited (an investment company). Previously served as Senior Partner of Gallucci, Hopkins & Theisen (a law firm) from 1976 to 1993.	1995
Joseph A. Bockerstette (45)	Partner, Equity Mangement Group (an investment company). Previously President of Seyfert Foods, Inc.	1997
Raymond A. Olczak (56)	Certified Public Accountant. Previously served as Tax Partner for Ernst & Young LLP from 1981 to 2001.	N/A
DIRECTORS CONTINUING TO SERVE UNTIL 2004
Neil H. Borden, Jr. (71)	Professor of Business Administration (Emeritus), Darden Graduate School of Business Administration, University of Virginia, 1963 to present.	1988
William C. Killgallon (64)	Chairman of the Board and Chief Executive Officer since June 1989. Also Director of Columbia Ventures.	1965
Wayne E. Shaffer (80)	Senior Partner of Newcomer, Shaffer & Spangler (a law firm).	1996

        William C. Killgallon and Martin L. Killgallon are brothers. The Killgallons are "control" persons at the Company, as that term is defined by regulations of the Securities and Exchange Commission.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
SHAREHOLDERS AND MANAGEMENT

        Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

        Set forth in the following table are the beneficial holdings on the basis described above as of April 25, 2003 of: (a) each person known by the Company to own beneficially more than 5% of its outstanding stock, (b) directors or nominees not listed in (a), and (c) officers and directors as a group and certain members of the Killgallon family, the owners in each case having the sole voting and investment power, except as otherwise noted.

Name		Shares		% Of Class
(a)	William C. Killgallon* P.O. Box 111 Bryan, Ohio 43506	191,849	(1)(2)(3)	21.6%
	Martin L. Killgallon II* P.O. Box 111 Bryan, Ohio 43506	243,149	(1)(3)(4)	27.4%
	William C. Killgallon and Martin L. Killgallon II as Trustees of the Company's Employee Stock Ownership Plan P.O. Box 111 Bryan, Ohio 43506	59,740	(3)	6.7%
(b)	Joseph A. Bockerstette*	0		**
	Neil H. Borden, Jr.*	604		**
	Frank L. Gallucci*	1,000		**
	Raymond A. Olczak	0		**
	Wayne E. Shaffer*	1,000		**
(c)	Officers and Directors as a Group (9 Persons)	378,591	(5)	42.7%

*
A director

**
Less than 1%
(1)
Includes 1,200 shares held by the Killgallon Foundation, of which William C. Killgallon, and Martin L. Killgallon II are officers and directors, and as to which beneficial ownership is disclaimed.

(2)
Does not include 5,390 shares owned by his wife or 75,910 shares held by his wife as trustee for the benefit of children.

(3)
Includes 59,740 shares which reflect allocated and unallocated shares held in the ESOP (as defined below) as to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the ESOP's Plan Committee have shared investment power. Of these 59,740 shares, 12,478 shares reflect shares that have not been allocated to participants' accounts and to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the Plan Committee have shared voting power. Of the 47,262 allocated shares, 5,887 and 5,712 shares have been allocated to the accounts of William C. Killgallon and Martin L. Killgallon II, respectively, as to which they have sole voting power. The Killgallons have no voting power with respect to the remaining 35,663 shares in the ESOP. The Killgallons disclaim beneficial ownership of all the shares held in the ESOP other than those allocated to their respective accounts.

(4)
Includes 20,960 shares held for children of Martin L. Killgallon II as to which beneficial ownership is disclaimed, but does not include 2,329 shares owned by his wife or 40,284 shares held by adult children.

(5)
Includes shares held by directors in (a) and (b) above, but excludes duplications.

        Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers, and stockholders file with the Securities and Exchange Commission and the American Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended January 31, 2003 by its officers, directors or stockholders.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth the annual compensation for the Company's Chief Executive Officer and Chief Operating Officer, as well as the total compensation paid to each of these individuals for the Company's three previous fiscal years:

Annual Compensation
Name and Principal Position				All Other Compensation (b)
	Year	Salary	Bonus (a)
William C. Killgallon Chairman of the Board	2003 2002 2001	$258,902 247,884 245,736	$24,700 182,000	$12,316 34,644 8,499
Martin L. Killgallon II President	2003 2002 2001	$258,902 247,884 245,736	$24,700 182,000	$12,703 19,662 18,323

(a)
The bonus figure represents cash bonus for the fiscal year in which it was earned.

(b)
Consists of non-cash compensation, including term life insurance, company cars and car allowances, and a non-qualified supplemental pension plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

        The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, based primarily on the individual employee's personal performance relative to their area of responsibility and the contribution to the short-term and long-term strategic objectives of the Company. The philosophy is further driven by the concept of paying minimal annual inflationary increases and, instead, rewarding the employee through a generous incentive program when the Company is profitable.

        The compensation of the executive officers of the Company and its subsidiaries, and those employees drawing over $75,000 per year is reviewed annually and recommended by the Compensation Committee to the Board of Directors for their approval. Unanimous approval of the recommendation was made by the Directors. The "committee" is comprised entirely of non-employee directors.

        The foundation of the Company's executive compensation program is based upon the promotion of the Company's short-term and long-term business objectives, the creation of a performance-oriented environment, and the enhancement of shareholder value through the greatest achievable profitability.

        The elements of the Company's executive compensation program are:

          —Base salary compensation

          —Annual incentive compensation

        Base salary compensation is intended to compensate the executive officers at a level commensurate with their responsibilities and contribution to the short-and long-term objectives of the Company. The Committee further takes into account the local and general economic conditions, future business prospects, and length of employment with the Company.

        Annual incentive compensation is purely short-term performance based, and is comprised of the Company's Cash Bonus Incentive Plan and the ESOP Profit Sharing Plan. These plans provide annual incentive awards, payable in cash and the Company's common stock, respectively, based upon the profitability of the Company and other considerations.

        In its annual review of executive officer compensation for fiscal 2003, and based on interim financial statements available for fiscal 2003, the Committee considered the bonus of the Company's Chief Executive Officer, William C. Killgallon, and Chief Operating Officer, Martin L. Killgallon II, for fiscal 2003 and the level of base salary for 2003 in light of the Company's estimated overall performance for fiscal 2003, and the performance of the CEO and COO relative to the long-term objectives of the Company. Based on that review, bonuses related to performance for fiscal 2003 were authorized; in addition, the Committee approved salary increases for fiscal 2004. Historically, the Committee takes into account the success of the Company in meeting its financial performance objectives for the prior year and the CEO's and COO's length of service to the Company in determining base salary.

        The foregoing report is submitted by the members of the Company's Compensation Committee.

                      Wayne E. Shaffer
                      Neil H. Borden, Jr.

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative total shareholder return, assuming reinvestment of dividends, to the shareholders of the Company (OAR) during the five-year period ended January 31, 2003, as well as an overall stock market index (The Russell 2000 Index) and the Company's peer group index, which consists of First Years Incorporated, Hasbro Incorporated, and Mattel Incorporated.

Comparison of Five-Year Cumulative Total Return*
Ohio Art Company, Russell 2000 Index And Peer Group
(Performance Results Through 1/31/2003)

	1/31/1998	1/31/1999	1/31/2000	1/31/2001	1/31/2002	1/31/2003
Ohio Art Company	$100.00	$120.35	$138.70	$22.04	$205.82	$115.41
Russell 2000 Index	$100.00	$100.08	$116.37	$117.66	$111.82	$86.14
Peer Group	$100.00	$71.68	$37.94	$44.37	$58.32	$56.48

Assumes $100 invested at the close of trading 1/31/98 in Ohio Art Company common stock, Russell 2000 Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.	Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

RETIREMENT PLANS

        The Company maintains defined benefit qualified retirement plans applicable to employees of the Company and its subsidiaries, providing a pension based on compensation and years of service.

        Set forth below are estimated annual benefits payable for the lifetime of a participant who is in both of the Company's defined benefit plans on retirement at age 65 in the remuneration and service class specified. Plan beneficiaries may elect actuarially equivalent benefits including lump sum benefits under one plan.

ESTIMATED ANNUAL RETIREMENT BENEFITS(1)

	Years of Service at Retirement(2)
Average Compensation(3)
	10	20	25	35
$100,000	$14,200	$27,900	$34,500	$48,100
200,000	26,500	52,500	65,300	91,100
250,000	32,600	64,800	80,600	112,600
300,000	38,800	77,100	96,000	134,100
350,000	44,900	89,300	111,400	155,500
400,000	51,100	101,600	126,800	177,100

(1)
One plan was amended on March 13, 1992 to comply with Tax Reform Act of 1986. Individuals' benefits are never less than the benefits based on the provisions of the plan prior to amendment, determined as of March 31, 1992, or, for certain highly compensated employees, as of December 30, 1989.

(2)
Benefits will vary slightly between individuals because benefit rate increases under one plan apply only to service after the effective date of the increase. Benefits shown include the maximum benefit payable for retirements during 2003 under this plan.

(3)
Under one plan, based on the average of the highest five consecutive years of the ten years prior to retirement. The Internal Revenue Code limits the amount of annual compensation that may be taken into account in determining an individual's benefit accrued under a qualified retirement plan. The current maximum amount of annual compensation is $200,000, and this limit is expected to be adjusted annually to reflect cost-of-living increases.

        The years of credited service for participants listed in the remuneration table are William C. Killgallon 34 years and Martin L. Killgallon II, 24 years. Although current IRS regulations limit compensation that may be taken into account in determining an individual's pension to $200,000 per year and lower amounts prior to 2002, the Company has a non-qualified supplemental pension plan which will make up the difference between actual compensation and the IRS limitation. The plan covers both individuals listed under Compensation of Executive Officers. Based on the supplemental plan, the current covered compensation for both of the above individuals is William C. Killgallon $323,861 and Martin L. Killgallon II $319,539.

BOARD OF DIRECTORS

        The Company's Board of Directors had four regular meetings in the calendar year 2002. Members of the Board who are not otherwise compensated by the Company, received a fee of $12,500 for their services in the calendar year 2002, and in addition, were compensated at a rate of $1,000 for each committee meeting held on a date other than a Board meeting date and each Board meeting in excess of five per year attended. Each incumbent director attended and or participated telephonically in at least 75% of the meetings of the Board and committees of which he was a member.

COMMITTEES

        The Company has standing Executive, Audit, and Compensation Committees, but no Nominating Committee; changes in the Board of Directors are considered by the whole Board.

        Executive Committee. The members of the Executive Committee are William C. Killgallon and Martin L. Killgallon II. The Executive Committee did not meet in calendar year 2002. The Executive Committee has all of the authority of the Board of Directors (except for action relating to dividends, stock issuances, and certain fundamental corporate changes) between Board meetings.

        Audit Committee. The members of the Audit Committee are Wayne E. Shaffer, Neil H. Borden, Jr. and Joseph A. Bockerstette. In calendar year 2002, this Committee met five times. Each Committee member is independent as defined in the American Stock Exchange listing standards.

        Compensation Committee. The members of the Compensation Committee are Wayne E. Shaffer and Neil H. Borden, Jr. In calendar year 2002, this Committee met twice. This Committee reviews and recommends compensation of those employees drawing over $75,000 per year.

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Company's audited financial statements included in the 2003 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

        We have discussed with Plante & Moran, PLLC, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies and unusual transactions, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, (vi) any difficulties encountered in performing the audit, (vii) any consultations with other accountants, and (viii) any major issues discussed with management prior to their retention.

        We have received from Plante & Moran, PLLC a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Plante & Moran, PLLC and the Company that in their professional judgment may reasonably be thought to bear on independence. Plante & Moran, PLLC has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2003 Annual Report to Stockholders, we have recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to the financial statements.

                      Joseph A. Bockerstette
                      Neil H. Borden, Jr.
                      Wayne E. Shaffer

INDEPENDENT AUDITORS

        The Board of Directors had selected Crowe, Chizek and Company, LLP as its independent auditors for the fiscal year ended January 31, 2003. On July 19, 2002, the Board of Directors, upon the recommendation of its audit committee, terminated its appointment of Crowe, Chizek and Company, LLP as the Company's principal accountants, and so notified them.

        Crowe Chizek's report on the consolidated financial statements of the Corporation for each of the fiscal years ended January 31, 2001 and January 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        The Audit Committee of the Company's Board of Directors and the full Board of Directors on July 19, 2002 approved Plante & Moran, PLLC as its principal accountants. Representatives of Plante & Moran, PLLC are not expected to be present at the annual meeting.

Audit Fees

        The aggregate fees billed by The Company's independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended January 31, 2003, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended July 31 and October 31, 2002, were approximately $78,000.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by the Company's independent auditors for the Company's most recent fiscal year for professional services rendered in connection with (i) operating or supervising the operation of, the Company's information system or managing the Company's local area network and (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole, were $0.

All Other Fees

        The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were approximately $4,200. These fees were incurred for work performed by the independent auditors with respect to research into tax issues, tax compliance, and requirements for SEC filings.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

SHAREHOLDER PROPOSALS

        For inclusion in the Company's 2004 proxy statement, all shareholder proposals for consideration at the annual meeting of the shareholders of the Company to be held in 2004 must be received at the Company's executive offices by January 6, 2004. Proposals must also comply with regulations of the Securities and Exchange Commission.

        Shareholders wishing to bring a proposal for the 2004 Annual Meeting, but not include it in the proxy statement, must cause written notice of the proposal to be received by the Secretary at the Company's Executive Office, One Toy Street, Bryan, Ohio 43506, by no later than March 22, 2004.

OTHER BUSINESS

        The management knows of no other business to be transacted, but if any other business does come before the meeting, the persons named as proxies will vote or act with respect to such business in accordance with their best judgment.

Dated: May 5, 2003	William C. Killgallon Chairman of the Board

PROXY SOLICITED BY BOARD OF DIRECTORS

THE OHIO ART COMPANY
MEETING OF SHAREHOLDERS
JUNE 3, 2003

        The undersigned hereby appoints Joseph A. Bockerstette and Jerry D. Kneipp, and each of them and each with power of substitution to vote the stock of the undersigned at the annual meeting of shareholders of THE OHIO ART COMPANY to be held June 3, 2003 or at any adjournment thereof, with all the powers the undersigned would possess if present. The proxies are instructed to vote as follows:

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 1. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

(Continued and to be signed and dated on the other side)

Please mark boxes [CHECK] or X in blue or black ink.

1.
☐ FOR ☐ WITHHOLD AUTHORITY to elect, except as indicated, the four nominees listed below:

    Martin L. Killgallon II, Joseph A. Bockerstette, Frank L. Gallucci, Raymond A. Olczak

    Instructions: To withhold authority to vote for any nominee, write the nominee's name on this line:

2.
In their discretion on all other matters which may properly come before the meeting.

Please sign name(s) exactly as imprinted. Executors, administrators, trustees, and others signing in a representative capacity should indicate the capacity in which they sign.
Dated:	, 2003

(Signature)
(Signature)

PLEASE DATE, SIGN, AND RETURN THIS PROXY

QuickLinks

INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES
SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
RETIREMENT PLANS
BOARD OF DIRECTORS
COMMITTEES
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER BUSINESS